THE INFORMATION IN THIS PRICING SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT DELIVER THESE SECURITIES UNTIL A FINAL PRICING SUPPLEMENT IS DELIVERED. THIS PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

       Subject to Completion, Pricing Supplement dated September 3, 2003

PROSPECTUS Dated August 26, 2003                    Pricing Supplement No. 5 to
PROSPECTUS SUPPLEMENT                     Registration Statement No. 333-106789
Dated August 26, 2003                                   Dated            , 2003
                                                                 Rule 424(b)(3)

                                    $
                                Morgan Stanley

                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                                  Senior Notes
                              -------------------
                         MPS(SM) due December 30, 2010
                         Linked to the S&P 500(R) Index
       Market Participation Securities with Minimum Return Protection(SM)
                                  ("MPS(SM)")

Unlike ordinary debt securities, the MPS do not pay interest. Instead, at maturity you will receive for each $1,000 principal amount of MPS, the index-linked payment amount, which is equal to $1,000 multiplied by the product of each of the monthly performance amounts of the S&P 500(R) Index over the term of the MPS, as described in this pricing supplement. In no event, however, will the payment at maturity be less than $1,200, which we refer to as the minimum payment amount. The minimum payment amount (120% of the issue price) represents a yield to maturity of 2.54% per annum on each $1,000 principal amount of MPS.

o    The principal amount and issue price of each MPS is $1,000.

o    We will not pay interest on the MPS.

o    The minimum payment amount for each MPS at maturity is $1,200.

o At maturity, you will receive for each MPS, the index-linked payment amount equal to $1,000 multiplied by the product of the monthly performance amounts of the S&P 500 Index for each of the 87 monthly valuation periods during the term of the MPS. However, if the index-linked payment amount is less than the minimum payment amount of $1,200, you will receive the minimum payment amount for each MPS.

     o The monthly performance amount in each monthly valuation period is equal to (i) the closing value of the S&P 500 Index at the end of that monthly valuation period divided by (ii) the closing value of the S&P 500 Index at the beginning of that monthly valuation period,
          subject to a maximum monthly performance amount of         .

     o    The maximum monthly performance amount is equivalent to a return of
          the S&P 500 Index of     % in that month.

o Investing in the MPS is not equivalent to investing in the S&P 500 Index or its component stocks.

o We will apply to list the MPS under the proposed symbol "MRW.A" on the American Stock Exchange LLC.

You should read the more detailed description of the MPS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of MPS."

The MPS involve risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on PS-10.

                              -------------------
                                  PRICE    %
                              -------------------

                                  Price to       Agent's      Proceeds to
                                   Public      Commissions      Company
                                 ----------    -----------    -----------
Per MPS.........................     %              %              %
Total...........................     $              $              $


                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the MPS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the MPS, see the section of this pricing supplement called "Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the MPS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The MPS may not be offered or sold to the public in Brazil. Accordingly, the offering of the MPS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to such offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The MPS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the MPS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The MPS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the MPS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to MPS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The MPS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the MPS may not be circulated or distributed, nor may the MPS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the MPS to the public in Singapore.

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the MPS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The MPS are medium-term debt securities of Morgan Stanley. The return on the MPS is linked to the performance of the S&P 500 Index. These MPS combine features of debt and equity by offering at maturity repayment of the issue price, a minimum return and the opportunity to participate in the upside potential of the underlying S&P 500 Index as measured by the index-linked payment amount. The MPS have been designed for investors who are willing to forego market floating interest payments on the MPS in exchange for the amount, if any, by which the index-linked payment amount or the minimum payment amount exceeds the principal amount of the MPS.

     "Market Participation Securities with Minimum Return Protection" and "MPS" are our service marks. "Standard and Poor's(R)," "S&P(R)" and "S&P 500(R)" are trademarks of Standard & Poor's Corporation and have been licensed for use by Morgan Stanley.

Each MPS costs $1,000         We, Morgan Stanley, are offering Market
                              Participation Securities with Minimum Return
                              Protection(SM) due December 30, 2010 Linked to the
                              S&P 500 Index, which we refer to as the MPS(SM).
                              The principal amount and issue price of each MPS is $1,000.

Payment at maturity           Unlike ordinary debt securities, the MPS do not
linked to the S&P 500         pay interest. Instead, at maturity, you will
Index with minimum            receive for each $1,000 principal amount of MPS,
return protection             $1,000 multiplied by the product of each of the
                              monthly performance amounts of the S&P 500 Index
                              over the term of the MPS, as described below. In
                              any monthly valuation period, the maximum monthly
                              performance amount is          (corresponding to
                              a     % monthly increase in the value of the S&P
                              500 Index). In no event, however, will the payment at maturity be less than $1,200, the minimum payment amount.

                                          120% Minimum Repayment

                              The minimum payment amount of $1,200 (120% of the issue price) represents a yield to maturity of 2.54% per annum on each $1,000 principal amount of MPS.

                               Payment at Maturity Linked to the S&P 500 Index

                              If the product of $1,000 multiplied by the product of each of the monthly performance amounts of the S&P 500 Index over the term of the MPS, which we refer to as the index-linked payment amount, is greater than $1,200, you will receive the index-linked payment amount for each $1,000 principal amount of MPS.

How the payment at            The payment at maturity of the MPS, which we
maturity is determined        refer to as the maturity redemption amount, will
                              be determined by the calculation agent for the MPS, as follows:

                              o First, determine the monthly performance amount for each monthly valuation period, which may be no greater than the maximum
                                   monthly performance amount of         .

                              o Second, determine the index-linked payment amount by multiplying $1,000 by the product of each of the monthly performance amounts.

                              o Last, if the index-linked payment amount is less than $1,200 (the minimum payment amount), you will receive the minimum payment amount for each MPS.

                                   If the index-linked payment amount is
                                   greater than the minimum payment amount, you will receive the index-linked payment amount for each MPS.

                              To determine the monthly performance amount in any monthly valuation period, the calculation agent will divide the level of the S&P 500 Index on the last day of the monthly valuation period by the level of the S&P 500 Index on the first day of the monthly valuation period. However, in no event will the monthly performance amount
                              exceed          (or, measured in percentage
                              terms, a     % increase in the S&P 500 Index) in
                              any monthly valuation period and, as a
                              consequence, you will not participate in any monthly increase in the level of the S&P 500 Index to the extent that that increase exceeds
                                  %.

                              Each monthly valuation period will begin on a period valuation date and end on the immediately subsequent period valuation date, except that the first monthly valuation period will begin on the day we offer the MPS for initial sale to the public. The S&P 500 Index value for the first
                              period valuation date is             , the
                              closing value of the S&P 500 Index on the day we offer the MPS for initial sale to the public.

                              The period valuation dates are the 30th of each month, beginning October 30, 2003 through November 30, 2010, and the final period valuation date is December 28, 2010, in each case subject to adjustment as described in the section of this pricing supplement called "Description of MPS--Period Valuation Dates."

The index-linked              Because your participation in monthly increases
payment amount may be         in the value of the S&P 500 Index is limited by
less than the simple price    the maximum monthly performance amount of
return of the S&P 500                 , or     % per month, the return on your
Index                         investment in the MPS at maturity may be less
                              than the return you would have received if you
                              had invested $1,000 in an investment linked to
                              the S&P 500 Index that measured the performance
                              of the S&P 500 Index by comparing only the
                              closing value of the S&P 500 Index at maturity
                              with the closing value of the S&P 500 Index on
                              the day we first offer the MPS for initial sale
                              to the public, which we refer to as the simple
                              index price return. The amount of the
                              discrepancy, if any, between the index-linked
                              payment amount and simple index price return will
                              depend on how often and by how much any monthly
                              performance amounts exceed         , or     %,
                              during the 87 monthly valuation periods over the term of the MPS.

                              Conversely, if the simple index price return over the term of the MPS is less than $1,200, the minimum payment amount of $1,200 per MPS will provide a higher return on your $1,000 investment than would an equal investment based directly on the S&P 500 Index.

                              Please review the examples beginning on PS-6, under "Hypothetical Payouts on the MPS," which explain in more detail how the index-linked payment amount is calculated and how the return on your investment in the MPS may be more or less than the simple index price return.

                              You can review the historical values of the S&P 500 Index for each calendar quarter in the period from January 1, 1998 through September 3, 2003 in the section of this pricing supplement called "Description of MPS--Historical Information." You should also review the historical monthly percent change of the S&P 500 Index for each month in the period from January 1, 1998 through August 29, 2003 in Annex A to this pricing supplement. The payment of dividends on the stocks that underlie the S&P 500 Index is not reflected in the level of the S&P 500 Index and, therefore, has no effect on the calculation of the maturity redemption amount.

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley &
calculation agent             Co. Incorporated, which we refer to as MS & Co.,
                              to act as calculation agent for JPMorgan Chase
                              Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the index-linked payment amount, the monthly performance amounts and whether a market disruption has occurred.

The MPS will be treated       The MPS will be treated as "contingent payment
as contingent payment         debt instruments" for U.S. federal income tax
debt instruments for          purposes, as described in the section of this
U.S. federal income tax       pricing supplement called "Description of
purposes                      MPS--United States Federal Income Taxation."
                              Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the MPS even though you will not receive any stated interest payments on the MPS. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the MPS generally will be treated as ordinary income.
                              Please read carefully the section of this pricing supplement called "Description of MPS--United
                              States Federal Income Taxation" and the section called "United States Federal
                              Taxation--Notes--Notes Linked to Commodity
                              Prices, Single Securities, Baskets of Securities or Indices" in the accompanying prospectus supplement.

                              If you are a foreign investor, please read the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation."

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the MPS.

Where you can find            The MPS are senior notes issued as part of our
more information on           Series C medium-term note program. You can find a
the MPS                       general description of our Series C medium-term
                              note program in the accompanying prospectus supplement dated August 26, 2003. We describe the basic features of this type of note in the sections of the prospectus supplement called
                              "Description of Notes--Floating Rate Notes" and
                              "--Notes Linked to Commodity Prices, Single
                              Securities, Baskets of Securities or Indices."

                              Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the MPS, you should read the "Description of MPS"
                              section in this pricing supplement. You should also read about some of the risks involved in investing in MPS in the section called "Risk Factors." The tax treatment of investments in index-linked notes such as MPS differs from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the MPS.

How to reach us               You may contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                        HYPOTHETICAL PAYOUTS ON THE MPS

     The index-linked payment amount is based on the closing value of the S&P 500 Index on the period valuation dates for each monthly valuation period. Because the value of the S&P 500 Index may be subject to significant fluctuations over the term of the MPS, it is not possible to present a chart or table illustrating a complete range of possible payouts at maturity. The examples of the hypothetical payout calculations that follow are intended to illustrate the effect of general trends in the closing value of the S&P 500 Index on the amount payable to you at maturity. However, the S&P 500 Index may not appreciate or depreciate over the term of the MPS in accordance with any of the trends depicted by the hypothetical examples below, and the size and frequency of any fluctuations in the value of the S&P 500 Index over the term of the MPS, which we refer to as the volatility of the S&P 500 Index, may be significantly different than the volatility of the S&P 500 Index implied by any of the examples.

     Assuming a maximum monthly performance amount equal to 1.05 (equivalent to a monthly return of the index of 5%), the index-linked payment amount for each of the examples below is calculated using the following formula:

         Index-linked Payment    =    $1,000 x (Product of each of the Monthly Performance
                Amount                                        Amounts)

                where,

                                                  S&P 500 Index value at end of
                                                     Monthly Valuation Period
         Monthly Performance     =    lesser of  -------------------------------   and 1.05
                Amount                           S&P 500 Index value at start of
                                                    Monthly Valuation Period

     Beginning on PS-8, we have provided examples of the hypothetical payouts on the MPS. Below is a simplified example to illustrate how the index-linked payment amount is calculated. For purposes of the following illustration, assume a hypothetical MPS with four monthly valuation periods and an index with an initial value of 100.

     If the index closing value at the end of each monthly valuation period is 104, 103, 113 and 108, respectively, the Monthly Performance Amount for each of the monthly valuation periods would be as follows:

                    Index Value           Index Value                                          Monthly
                at start of Monthly    at end of Monthly                         Index       Performance
    Month         Valuation Period     Valuation Period                       Performance      Amount
-------------   -------------------    -----------------                      -----------    -----------
                                                               104
  1st Month             100                   104           ---------     =      1.04           1.04
                                                               100

                                                               103
  2nd Month             104                   103           ---------     =     .99039         .99039
                                                               104

                                                               111                                          (lesser of
  3d Month              103                   111           ---------     =     1.0777          1.05        1.0777 and
                                                               103                                            1.05)

                                                               108
  4th Month             111                   108           ---------     =     .97297         .97297
                                                               111

     The index-linked payment amount equals $1,000 times the product of each of the monthly performance amounts. Based on the monthly performance amounts in the above example, the index-linked payment amount would be calculated as follows:

              $1,000 x (1.04 x .99039 x 1.05 x .97297) = $1,052.27

     The index-linked payment amount of $1,052.27 represents an increase of 5.227% above the issue price of the MPS. Because the monthly performance amount for the monthly valuation period ending in the third month was limited to 1.05, the return of the index-linked payment amount as a percentage of the issue price is less than the simple return of the index. The simple return of the index, which we refer to as the simple index price return, would measure the overall performance of the index by dividing the closing value of the index at the end of the final monthly valuation period by the closing value of the index on the day we offer the MPS for initial sale to the public and would be calculated as follows:

                                         108
    Simple Index Price Return   =   -------------   =   8%
                                         100

     The simple index price return of 8% on a $1,000 note would result in an investment return of $1,080, which is greater than the index-linked payment amount of $1,052.27.

                               *       *       *

The examples beginning on PS-8 are based on the following hypothetical terms:

o    Monthly Valuation Periods: 15

o    Initial Index Value: 100.00

o    Issue Price per MPS: $1,000

o    Minimum Payment Amount: $1,200

o Maximum Monthly Performance Amount: 1.05 (equivalent to a monthly return of the S&P 500 Index of 5%).

     The trends and index-linked payment amounts described in the examples below are hypothetical and are provided only as an illustration. The actual trends of the S&P 500 Index and the resulting index-linked payment amount over the 87 monthly valuation periods of the MPS will be different than the examples.

     As you review the examples, please note that although the maximum monthly performance amount for any month is 1.05 (equivalent to a monthly return of the S&P 500 Index of 5%), in measuring the index performance for the subsequent monthly period we will use the actual value of the S&P 500 Index at the start of the monthly valuation period for that subsequent monthly period rather than the index value that would have resulted from an increase of 5% in the level of the S&P 500 Index during the previous month. For example, in Example 3, the S&P 500 Index increases from 138 to 153 for the sixth monthly valuation period, resulting in an S&P 500 Index performance of 1.1087 (equivalent to an increase in the S&P 500 Index of 10.87% in that month), but a monthly performance amount of 1.05. In the subsequent monthly period the S&P 500 Index performance is measured using 153 as the starting value of the S&P 500 Index for that subsequent monthly period rather than 144.9, the index value that would have resulted from an increase of 5% in the level of the S&P 500 Index during the previous monthly period.

     Monthly periods which resulted in an increase in the level of the index of 5% or greater are indicated in bold typeface below.

            -----------------------------------------------------------------------------------------------------
            Example 1                                           Example 2
 Monthly       Hypothetical                     MPS Monthly        Hypothetical                      MPS Monthly
Valuation      Ending Index    S&P 500 Index    Performance        Ending Index    S&P 500 Index     Performance
  Period           Value        Performance        Amount              Value        Performance        Amount
    M1              104           1.04000         1.04000               104           1.04000          1.04000
    M2              108           1.03846         1.03846               107           1.02885          1.02885
    M3              113           1.04630         1.04630               116           1.08411          1.05000
    M4              118           1.04425         1.04425               108           0.93103          0.93103
    M5              123           1.04237         1.04237               112           1.03704          1.03704
    M6              129           1.04878         1.04878               116           1.03571          1.03571
    M7              135           1.04651         1.04651               121           1.04310          1.04310
    M8              141           1.04444         1.04444               137           1.13223          1.05000
    M9              147           1.04255         1.04255               143           1.04380          1.04380
   M10              154           1.04762         1.04762               150           1.04895          1.04895
   M11              160           1.03896         1.03896               157           1.04667          1.04667
   M12              163           1.01875         1.01875               164           1.04459          1.04459
   M13              168           1.03067         1.03067               172           1.04878          1.04878
   M14              171           1.01786         1.01786               171           0.99419          0.99419
   M15              175           1.02339         1.02339               175           1.02339          1.02339
            -----------------------------------------------------------------------------------------------------
                   Simple Index Price Return:      $1,750               Simple Index Price Return:      $1,750

                 Index-linked Payment Amount:      $1,750             Index-linked Payment Amount:      $1,572

                      Minimum Payment Amount:      $1,200                  Minimum Payment Amount:      $1,200

                  Maturity Redemption Amount:      $1,750              Maturity Redemption Amount:      $1,572
            -----------------------------------------------------------------------------------------------------


            ------------------------------------------------
            Example 3
 Monthly       Hypothetical                      MPS Monthly
Valuation      Ending Index    S&P 500 Index     Performance
  Period           Value        Performance        Amount
    M1              104           1.04000          1.04000
    M2              116           1.11539          1.05000
    M3              114           0.98276          0.98276
    M4              132           1.15790          1.05000
    M5              138           1.04546          1.03571
    M6              153           1.10870          1.05000
    M7              140           0.91503          0.91503
    M8              137           0.97857          0.97857
    M9              143           1.04380          1.04380
   M10              157           1.09790          1.05000
   M11              164           1.04459          1.04459
   M12              172           1.04878          1.04878
   M13              169           0.98256          0.98256
   M14              180           1.06509          1.05000
   M15              175           0.97222          0.97222
            ------------------------------------------------
                      Simple Index Price Return:    $1,750

                    Index-linked Payment Amount:    $1,334

                         Minimum Payment Amount:    $1,200

                     Maturity Redemption Amount:    $1,334
            ------------------------------------------------

     In Examples 1, 2 and 3, the value of the index increases 75% over the term of the MPS and ends above the initial value of 100. However, each example produces a different maturity redemption amount because the hypothetical performance of the index over the term of the MPS is different in each example.

o In Example 1, the monthly performance amount never exceeds the hypothetical maximum monthly performance amount of 1.05, and consequently, the index-linked payment amount of $1,750 equals the simple index price return of $1,750. The amount payable at maturity is the index-linked payment amount of $1,750, representing a 75% increase above the issue price.

o In Example 2, the value of the index increases more than 5% in the third and eighth monthly valuation periods, and the monthly performance amounts for each of those periods is limited to the maximum of 1.05. Any significant decrease in the value of the index (see, for example, the fourth monthly valuation period) is not subject to a corresponding limit. Consequently, the index-linked payment amount of $1,572 is less than the simple index price return of $1,750. Therefore, although the value of the index increases 75% over the term of the MPS, the amount payable at maturity of the MPS is the index-linked payment amount of $1,572, representing a 57.2% increase above the issue price.

o In Example 3, the value of the index increases more than 5% in the second, fourth, sixth, tenth and fourteenth monthly valuation periods, and the monthly performance amount for each of those periods is limited to the maximum of 1.05. Any significant decrease in the value of the index (see, for example, the seventh monthly valuation period) is not subject to a corresponding limit. Consequently, the index-linked payment amount of $1,334 is significantly less than the simple index price return of $1,750. Therefore, although the value of the index increases 75% over the term of the MPS, the amount payable at maturity of the MPS is the index-linked payment amount of $1,334, representing a 33.4% increase above the issue price.

             -----------------------------------------------------------------------------------------------------------
               Example 4                                              Example 5
   Monthly        Hypothetical                        MPS Monthly        Hypothetical                       MPS Monthly
  Valuation       Ending Index     S&P 500 Index      Performance        Ending Index     S&P 500 Index     Performance
    Period            Value         Performance          Amount              Value         Performance         Amount
      M1               104            1.04000           1.04000               103            1.03000          1.03000
      M2               98             0.94231           0.94231               108            1.04854          1.04854
      M3               93             0.94898           0.94898               113            1.04630          1.04630
      M4               96             1.03226           1.03226               126            1.11504          1.05000
      M5               90             0.93750           0.93750               114            0.90476          0.90476
      M6               87             0.96667           0.96667               132            1.15790          1.05000
      M7               88             1.01149           1.01149               149            1.12879          1.05000
      M8               91             1.03409           1.03409               144            0.96644          0.96644
      M9               87             0.95604           0.95604               129            0.89583          0.89583
     M10               84             0.96552           0.96552               150            1.16279          1.05000
     M11               88             1.04762           1.04762               132            0.88000          0.88000
     M12               87             0.98864           0.98864               156            1.18182          1.05000
     M13               83             0.95402           0.95402               163            1.04487          1.04487
     M14               81             0.97590           0.97590               155            0.95092          0.95092
     M15               85             1.04938           1.04938               140            0.90323          0.90323
             -----------------------------------------------------------------------------------------------------------
                        Simple Index Price Return:         $850                 Simple Index Price Return:     $1,400

                      Index-linked Payment Amount:         $850               Index-linked Payment Amount:       $892

                           Minimum Payment Amount:       $1,200                    Minimum Payment Amount:     $1,200

                       Maturity Redemption Amount:       $1,200                Maturity Redemption Amount:     $1,200
             -----------------------------------------------------------------------------------------------------------

     In Example 4, the value of the index decreases over the term of the MPS and ends below the initial value of 100. The monthly performance amounts never exceed the hypothetical maximum monthly performance amount of 1.05, and consequently, the index-linked payment amount of $850 equals the simple index price return of $850. Although the value of the index decreases 15% over the term of the MPS, the amount payable at maturity of the MPS is the minimum payment amount of $1,200, representing a 20% increase above the issue price.

                               *       *       *

     In Example 5, the value of the index increases over the term of the MPS and ends above the initial value of 100. The value of the index increases more than 5% in the fourth, sixth, seventh, tenth and twelfth monthly valuation periods, and the monthly performance amount for each of those periods is limited to the maximum of 1.05. Any significant decrease in the value of the index (see, for example, the fifth, ninth, eleventh and fifteenth monthly valuation periods) is not subject to a corresponding limit. Consequently, the index-linked payment amount of $892 is significantly less than the simple index price return of $1,400. Therefore, although the value of the index increases 40% over the term of the MPS, the amount payable at maturity of the MPS is the minimum payment amount of $1,200, representing a 20% increase above the issue price.

                                  RISK FACTORS

     The MPS are not secured debt and, unlike ordinary debt securities, the MPS do not pay interest. Investing in the MPS is not equivalent to investing directly in the S&P 500 Index. This section describes the most significant risks relating to the MPS. You should carefully consider whether the MPS are suited to your particular circumstances before you decide to purchase them.

Unlike ordinary debt          The terms of the MPS differ from those of
securities, MPS do not pay    ordinary debt securities in that we will not pay
interest                      interest on the MPS. Because the index-linked
                              payment amount due at maturity may not exceed the minimum payment amount of $1,200, representing an effective yield to maturity of 2.54% per annum on the issue price of each MPS, the return on your investment in the MPS may be less than the amount that would be paid on an ordinary debt security.
                              The return of only the minimum payment amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time. The MPS have been designed for investors who are willing to forego market floating interest payments on the MPS in exchange for the amount, if any, by which the index-linked payment amount or the minimum payment amount exceeds the principal amount of the MPS.

MPS may not                   There may be little or no secondary market for
be actively traded            the MPS. Although we will apply to list the MPS
                              on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the MPS, but it is not required to do so.

Market price of the MPS       Several factors, many of which are beyond our
influenced by many            control, will influence the value of the MPS,
unpredictable factors         including:

                              o the value of the S&P 500 Index at any time and, in particular, on each of the specific period valuation dates

                              o the volatility (frequency and magnitude of changes in value) of the S&P 500 Index

                              o    interest and yield rates in the market

                              o    geopolitical conditions and economic,
                                   financial, political and regulatory or
                                   judicial events that affect the securities underlying the S&P 500 Index or stock markets generally and that may affect the value of the S&P 500 Index on the specific period valuation dates

                              o the time remaining to the maturity of the MPS

                              o the dividend rate on the stocks underlying the S&P 500 Index

                              o    our creditworthiness

                              Some or all of these factors will influence the price that you will receive if you sell your MPS prior to maturity. For example, you may have to sell your MPS at a substantial discount from the principal amount if market interest rates rise or if at the time of sale the index-linked payment amount calculated to that date is less than or equal to $1,000, indicating that the magnitude of the decreases in the value of the S&P 500 Index during previous monthly valuation periods is greater than the increases in the value of the S&P 500 Index during previous monthly valuation periods.

                              You cannot predict the future performance and volatility of the S&P 500 Index based on its historical performance. We cannot guarantee that the monthly performance of the S&P 500 Index will result in an index-linked payment amount in excess of the minimum payment amount.

Investing in the MPS is not   Because the index-linked payment amount is based
equivalent to investing in    on the compounded monthly return of the S&P 500
the S&P 500 Index             Index on 87 period valuation dates during the
                              term of the MPS and your participation in monthly
                              increases is limited to     %, it is possible for
                              the return on your investment in the MPS (the
                              effective yield to maturity) to be substantially
                              less than the return of the S&P 500 Index over
                              the term of the MPS. As demonstrated by Examples
                              2 and 3 under "Hypothetical Payouts on the MPS"
                              above, an investment in the MPS may result in a
                              payment at maturity that is less than the simple
                              index price return. The amount of the
                              discrepancy, if any, between the index-linked
                              payment amount and simple index price return will
                              depend on how often and by how much any monthly
                              performance amounts exceed         , or     %,
                              during the 87 monthly valuation periods over the term of the MPS.

                              The maximum monthly performance amount will
                              operate to limit your participation in the
                              increase in the value of the S&P 500 Index during any monthly valuation period to a maximum of
                                  %, while your exposure to any decline in the
                              value of the S&P 500 Index during any monthly valuation period will not be limited. It is possible that increases in the value of the S&P 500 Index during some monthly valuation periods will be offset by declines in the value of the S&P 500 Index during other monthly valuation periods during the term of the MPS. However, because of the limits on your participation in monthly increases in the value of the S&P 500
                              Index resulting from the     % maximum monthly
                              performance amount, it is possible that increases in the value of the S&P 500 Index that would otherwise offset declines in the value of the S&P 500 Index will not in fact do so. Consequently, as demonstrated in Example 5 above, it is possible that the index-linked payment amount may be less than $1,200 even if the S&P 500 Index increases more than 40% over the term of the MPS. In that case, you would receive the minimum payment amount, which is less than the simple index price return on the index.

                              You can review the historical values of the S&P 500 Index for each calendar quarter in the period from January 1, 1998 through September 3, 2003 in the section of this pricing supplement called "Description of MPS--Historical Information." You should also review the historical monthly performance of the S&P 500 Index for each month in the period from January 1, 1998 through August 29, 2003 in Annex A to this pricing supplement.

Adjustments to the            Standard & Poor's Corporation, or S&P(R), is
S&P 500 Index could           responsible for calculating and maintaining the
adversely affect the          S&P 500 Index. S&P can add, delete or substitute
value of the MPS              the stocks underlying the S&P 500 Index or make
                              other methodological changes that could change the value of the S&P 500 Index. S&P may discontinue or suspend calculation or dissemination of the S&P 500 Index. Any of these actions could adversely affect the value of the MPS.

                              S&P may discontinue or suspend calculation or publication of the S&P 500 Index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued S&P 500 Index. MS & Co. could have an economic interest that is different than that of investors in the MPS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the MPS will be an amount based on the closing prices of the stocks underlying the S&P 500 Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the S&P 500 Index last in effect prior to discontinuance of the S&P 500 Index.

You have no                   As an investor in the MPS, you will not have
shareholder rights            voting rights or rights to receive dividends or
                              other distributions or any other rights with respect to the stocks that underlie the S&P 500
                              Index.

Adverse economic interests    Because the calculation agent, MS & Co., is our
of the calculation agent      affiliate, the economic interests of the
and its affiliates may        calculation agent and its affiliates may be
affect determinations         adverse to your interests as an investor in the
                              MPS. As calculation agent, MS & Co. will calculate the monthly performance amounts and the index-linked payment amount. Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of the S&P 500 Index, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of MPS--Market Disruption Event" and
                              "--Discontinuance of the S&P 500 Index;
                              Alteration of Method of Calculation."

Hedging and trading activity We expect that MS & Co. and other affiliates will by the calculation agent and carry out hedging activities related to the MPS,
its affiliates could          including trading in the stocks underlying the
potentially adversely affect  S&P 500 Index as well as in other instruments
the value of the S&P 500      related to the S&P 500 Index. MS & Co. and some
Index                         of our other subsidiaries also trade the stocks
                              underlying the S&P 500 Index and other financial instruments related to the S&P 500 Index on a regular basis as part of their general broker-dealer businesses. Any of these hedging or trading activities on or prior to the day we offer the MPS for initial sale to the public could potentially increase the value of the S&P
                              500 Index and, therefore, the level at which the S&P 500 Index must close on the period valuation dates in order for you to receive at maturity a payment that exceeds the minimum payment amount of the MPS. Additionally, such hedging or trading activities during the term of the MPS could potentially affect the values of the underlying indices on the period valuation dates and, accordingly, the amount of cash you will receive at maturity.

The MPS will be treated       You should also consider the U.S. federal income
as contingent payment         tax consequences of investing in the MPS. The MPS
debt instruments for          will be treated as "contingent payment debt
U.S. federal income tax       instruments" for U.S. federal income tax
purposes                      purposes, as described in the section of this
                              pricing supplement called "Description of
                              MPS--United States Federal Income Taxation."
                              Under this treatment, if you are a U.S. investor, you will generally be subject to annual income tax based on the comparable yield of the MPS even though you will not receive any stated interest payments on the MPS. In addition, any gain recognized by U.S. investors on the sale or exchange, or at maturity, of the MPS generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of MPS--United States Federal
                              Income Taxation" and the section called "United
                              States Federal Taxation--Notes--Notes Linked to
                              Commodity Prices, Single Securities, Baskets of
                              Securities or Indices" in the accompanying prospectus supplement.

                              If you are a foreign investor, please read the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation."

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the MPS.

                               DESCRIPTION OF MPS

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "MPS" refers to each $1,000 principal amount of any of our MPS due December 30, 2010 linked to the S&P 500 Index. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Principal Amount......................  $

Original Issue Date (Settlement Date).                  , 2003

Maturity Date.........................  December 30, 2010, subject to extension in the event of a Market Disruption
                                        Event on the final Period Valuation
                                        Date for calculating the Index-linked
                                        Payment Amount.

                                        If, due to a Market Disruption Event or
                                        otherwise, the final Period Valuation
                                        Date is postponed so that it falls less
                                        than two scheduled Trading Days prior
                                        to the scheduled Maturity Date, the
                                        Maturity Date will be the second
                                        scheduled Trading Day following that
                                        final Period Valuation Date as
                                        postponed. See "--Period Valuation
                                        Dates" below.

Specified Currency....................  U.S. dollars

CUSIP.................................  61748AAA4

Minimum Denominations.................  $1,000

Issue Price...........................  $1,000 (100%)

Interest Rate.........................  None

Maturity Redemption Amount............  At maturity, you will receive for each
                                        MPS the Maturity Redemption Amount,
                                        equal to the greater of (i) the
                                        Index-linked Payment Amount and (ii)
                                        the Minimum Payment Amount.

                                        We shall, or shall cause the
                                        Calculation Agent to (i) provide
                                        written notice to the Trustee at its
                                        New York office, on which notice the
                                        Trustee may conclusively rely, and to
                                        the Depositary, which we refer to as
                                        DTC, of the Maturity Redemption Amount,
                                        on or prior to 10:30 a.m. on the
                                        Trading Day preceding the Maturity Date
                                        (but if such Trading Day is not a
                                        Business Day, prior to the close of
                                        business on the Business Day preceding
                                        the Maturity Date) and (ii) deliver the
                                        aggregate cash amount due with respect
                                        to the MPS to the Trustee for delivery
                                        to DTC, as holder of the MPS, on the
                                        Maturity Date. We expect such amount of
                                        cash will be distributed to investors
                                        on the Maturity Date in accordance with
                                        the standard rules and procedures of
                                        DTC and its direct and indirect
                                        participants. See "--Discontinuance of
                                        the S&P 500 Index; Alteration of Method
                                        of Calculation" and "--Book-Entry Note
                                        or Certificated Note" below, and see
                                        "The Depositary" in the accompanying
                                        prospectus supplement.

Minimum Payment Amount................  $1,200

Index-linked Payment Amount...........  The Index-linked Payment Amount is equal to (i) $1,000 times (ii) the
                                        product of the Monthly Performance
                                        Amounts for each Monthly Valuation
                                        Period over the term of the MPS.

Monthly Performance Amount............  With respect to any Monthly Valuation
                                        Period, the Monthly Performance Amount
                                        will be equal to the lesser of (i)
                                                 and (ii) a fraction, the
                                        numerator of which will be the Index
                                        Value on the Period Valuation Date at
                                        the end of such Monthly Valuation
                                        Period and the denominator of which
                                        will be the Index Value on the Period
                                        Valuation Date at the beginning of such
                                        Monthly Valuation Period, provided that
                                        for the first Monthly Valuation Period,
                                        the denominator will be       , the
                                        Index Value on the day we offer the MPS
                                        for initial sale to the public.

Monthly Valuation Periods.............  Each period from and including a Period
                                        Valuation Date to and including the
                                        immediately subsequent Period Valuation
                                        Date; provided that the first Monthly
                                        Valuation Period will begin on the day
                                        we offer the MPS for initial sale to
                                        the public. The first Monthly Valuation
                                        Period will be longer than one calendar
                                        month.

Period Valuation Dates................  The Period Valuation Dates will be (i)
                                        the 30th of each month, beginning
                                        October 30, 2003 to and including
                                        November 30, 2010 (and, in each
                                        February, the last day of the month),
                                        and (ii) December 28, 2010, in each
                                        such case subject to adjustment if such
                                        date is not a Trading Day or if a
                                        Market Disruption Event occurs on such
                                        date as described in the two following
                                        paragraphs.

                                        If any scheduled Period Valuation Date
                                        occurring from and including October
                                        30, 2003 to and including November 30,
                                        2010 is not a Trading Day or if a
                                        Market Disruption Event occurs on any
                                        such date, such Period Valuation Date
                                        will be the immediately succeeding
                                        Trading Day during which no Market
                                        Disruption Event shall have occurred;
                                        provided that if a Market Disruption
                                        Event occurs on any of the scheduled
                                        Period Valuation Dates occurring from
                                        and including October 30, 2003 to and
                                        including November 30, 2010 and on each
                                        of the five Trading Days immediately
                                        succeeding that scheduled Period
                                        Valuation Date, then (i) such fifth
                                        succeeding Trading Day will be deemed
                                        to be the relevant Period Valuation
                                        Date, notwithstanding the occurrence of
                                        a Market Disruption Event on such day,
                                        and (ii) with respect to any such fifth
                                        Trading Day on which a Market
                                        Disruption Event occurs, the
                                        Calculation Agent will determine the
                                        value of the S&P 500 Index on such
                                        fifth Trading Day in accordance with
                                        the formula for calculating the value
                                        of the S&P 500 Index last in effect
                                        prior to the commencement of the Market
                                        Disruption Event, using the closing
                                        price (or, if trading in the relevant
                                        securities has been materially
                                        suspended or materially limited, its
                                        good faith estimate of the closing
                                        price that would have prevailed but for
                                        such suspension or limitation) on such
                                        Trading Day of each security most
                                        recently comprising the S&P 500 Index.

                                        If December 28, 2010 (the final Period
                                        Valuation Date) is not a Trading Day or
                                        if there is a Market Disruption Event
                                        on such day, the final Period Valuation
                                        Date will be the immediately succeeding
                                        Trading Day during which no Market
                                        Disruption Event shall have occurred.

Index Value...........................  The Index Value on any Trading Day will equal the official closing value of the
                                        S&P 500 Index or any Successor Index
                                        (as defined under "--Discontinuance of
                                        the S&P 500 Index; Alteration of Method
                                        of Calculation" below) published
                                        following the close of the principal
                                        trading sessions of the New York Stock
                                        Exchange (the "NYSE"), the American
                                        Stock Exchange LLC (the "AMEX") and the
                                        Nasdaq National Market on that Trading
                                        Day. In certain circumstances, the
                                        Index Value will be based on the
                                        alternate calculation of the S&P 500
                                        Index described under "--Discontinuance
                                        of the S&P 500 Index; Alteration of
                                        Method of Calculation."

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the NYSE, the AMEX, the
                                        Nasdaq National Market, the Chicago
                                        Mercantile Exchange and the Chicago
                                        Board of Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Book Entry Note or Certificated Note..  Book Entry. The MPS will be issued in the form of one or more fully
                                        registered global securities which will
                                        be deposited with, or on behalf of, DTC
                                        and will be registered in the name of a
                                        nominee of DTC. DTC will be the only
                                        registered holder of the MPS. Your
                                        beneficial interest in the MPS will be
                                        evidenced solely by entries on the
                                        books of the securities intermediary
                                        acting on your behalf as a direct or
                                        indirect participant in DTC. In this
                                        pricing supplement, all references to
                                        payments or notices to you will mean
                                        payments or notices to DTC, as the
                                        registered holder of the MPS, for
                                        distribution to participants in
                                        accordance with DTC's procedures. For
                                        more information regarding DTC and book
                                        entry notes, please read "The
                                        Depositary" in the accompanying
                                        prospectus supplement and "Form of
                                        Securities--Global Securities--
                                        Registered Global Securities" in the
                                        accompanying prospectus.

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent.................................  Morgan Stanley & Co. Incorporated and
                                        its successors ("MS & Co.")

Market Disruption Event...............  "Market Disruption Event" means, with respect to the S&P 500 Index, the
                                        occurrence or existence of a
                                        suspension, absence or material
                                        limitation of trading of stocks then
                                        constituting 20% or more of the level
                                        of the S&P 500 Index (or the Successor
                                        Index) on the Relevant Exchanges for
                                        such securities for the same period of
                                        trading longer than two hours or during
                                        the one-half hour period preceding the
                                        close of the principal trading session
                                        on such Relevant Exchange; or a
                                        breakdown or failure in the price and
                                        trade reporting systems of any Relevant
                                        Exchange as a result of which the
                                        reported trading prices for stocks then
                                        constituting 20% or more of the level
                                        of the S&P 500 Index (or the Successor
                                        Index) during the last one-half hour
                                        preceding the close of the principal
                                        trading session on such Relevant
                                        Exchange are materially inaccurate; or
                                        the suspension, material limitation or
                                        absence of trading on any major U.S.
                                        securities market for trading in
                                        futures or options contracts or
                                        exchange traded funds related to the
                                        S&P 500 Index (or the Successor Index)
                                        for more than
                                        two hours of trading or during the
                                        one-half hour period preceding the
                                        close of the principal trading session
                                        on such market, in each case as
                                        determined by the Calculation Agent in
                                        its sole discretion.

                                        For the purpose of determining whether
                                        a Market Disruption Event exists at any
                                        time, if trading in a security included
                                        in the S&P 500 Index is materially
                                        suspended or materially limited at that
                                        time, then the relevant percentage
                                        contribution of that security to the
                                        level of the S&P 500 Index shall be
                                        based on a comparison of (x) the
                                        portion of the level of the S&P 500
                                        Index attributable to that security
                                        relative to (y) the overall level of
                                        the S&P 500 Index, in each case
                                        immediately before that suspension or
                                        limitation.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant exchange
                                        or market, (2) a decision to
                                        permanently discontinue trading in the
                                        relevant futures or options contract or
                                        exchange traded fund will not
                                        constitute a Market Disruption Event,
                                        (3) limitations pursuant to the rules
                                        of any Relevant Exchange similar to
                                        NYSE Rule 80A (or any applicable rule
                                        or regulation enacted or promulgated by
                                        any other self-regulatory organization
                                        or any government agency of scope
                                        similar to NYSE Rule 80A as determined
                                        by the Calculation Agent) on trading
                                        during significant market fluctuations
                                        will constitute a suspension, absence
                                        or material limitation of trading, (4)
                                        a suspension of trading in futures or
                                        options contracts on the S&P 500 Index
                                        by the primary securities market
                                        trading in such contracts by reason of
                                        (a) a price change exceeding limits set
                                        by such exchange or market, (b) an
                                        imbalance of orders relating to such
                                        contracts or (c) a disparity in bid and
                                        ask quotes relating to such contracts
                                        will constitute a suspension, absence
                                        or material limitation of trading in
                                        futures or options contracts related to
                                        the S&P 500 Index and (5) a
                                        "suspension, absence or material
                                        limitation of trading" on any Relevant
                                        Exchange or on the primary market on
                                        which futures or options contracts
                                        related to the S&P 500 Index are traded
                                        will not include any time when such
                                        market is itself closed for trading
                                        under ordinary circumstances.

Relevant Exchange.....................  "Relevant Exchange" means the primary
                                        U.S. organized exchange or market of
                                        trading for any security then included
                                        in the S&P 500 Index or any Successor
                                        Index.

Alternate Exchange Calculation
in Case of an Event of Default .......  In case an event of default with respect to the MPS shall have occurred
                                        and be continuing, the amount declared
                                        due and payable for each MPS upon any
                                        acceleration of the MPS will be equal
                                        to the Maturity Redemption Amount
                                        determined as though the Index Value
                                        for any Period Valuation Date scheduled
                                        to occur on or after such date of
                                        acceleration were the Index Value on
                                        the date of acceleration. Therefore,
                                        the Monthly Performance Amount for the
                                        then current Monthly Valuation Period
                                        would be equal to the Index Value on
                                        the date of acceleration divided by the
                                        Index Value on the Period Valuation
                                        Date at the beginning of such Monthly
                                        Valuation Period,
                                        and the Monthly Performance Amount for
                                        each remaining Monthly Valuation Period
                                        would be equal to 1.

                                        If the maturity of the MPS is
                                        accelerated because of an event of
                                        default as described above, we shall,
                                        or shall cause the Calculation Agent
                                        to, provide written notice to the
                                        Trustee at its New York office, on
                                        which notice the Trustee may
                                        conclusively rely, and to DTC of the
                                        Maturity Redemption Amount and the
                                        aggregate cash amount due with respect
                                        to the MPS as promptly as possible and
                                        in no event later than two Business
                                        Days after the date of acceleration.

Calculation Agent.....................  MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Index-linked Payment Amount and the
                                        Monthly Performance Amount will be
                                        rounded to the nearest one
                                        hundred-thousandth, with five
                                        one-millionths rounded upward (e.g.,
                                        .876545 would be rounded to .87655);
                                        all dollar amounts related to
                                        determination of the amount of cash
                                        payable per MPS will be rounded to the
                                        nearest ten-thousandth, with five one
                                        hundred-thousandths rounded upward
                                        (e.g., .76545 would be rounded up to
                                        .7655); and all dollar amounts paid on
                                        the aggregate number of MPS will be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an investor in the MPS,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in
                                        determining any Index Value, the
                                        Index-linked Payment Amount, the
                                        Monthly Performance Amount or whether a
                                        Market Disruption Event has occurred.
                                        See "--Discontinuance of the S&P 500
                                        Index; Alteration of Method of
                                        Calculation" and "--Market Disruption
                                        Event" below. MS & Co. is obligated to
                                        carry out its duties and functions as
                                        Calculation Agent in good faith and
                                        using its reasonable judgment.

The S&P 500 Index.....................  We have derived all information contained in this pricing supplement
                                        regarding the S&P 500 Index, including,
                                        without limitation, its make-up, method
                                        of calculation and changes in its
                                        components, from publicly available
                                        information. Such information reflects
                                        the policies of, and is subject to
                                        change by, S&P. The S&P 500 Index was
                                        developed by S&P and is calculated,
                                        maintained and published by S&P. We
                                        make no representation or warranty as
                                        to the accuracy or completeness of such
                                        information.

                                        The S&P 500 Index is intended to
                                        provide a performance benchmark for the
                                        U.S. equity markets. The calculation of
                                        the value of the S&P 500 Index
                                        (discussed below in further detail) is
                                        based on the relative value of the
                                        aggregate Market Value (as defined
                                        below) of the common stocks of 500
                                        companies (the "Component Stocks") as
                                        of a
                                        particular time as compared to the
                                        aggregate average Market Value of the
                                        common stocks of 500 similar companies
                                        during the base period of the years
                                        1941 through 1943. The "Market Value"
                                        of any Component Stock is the product
                                        of the market price per share and the
                                        number of the then outstanding shares
                                        of such Component Stock. The 500
                                        companies are not the 500 largest
                                        companies listed on the NYSE and not
                                        all 500 companies are listed on such
                                        exchange. S&P chooses companies for
                                        inclusion in the S&P 500 Index with an
                                        aim of achieving a distribution by
                                        broad industry groupings that
                                        approximates the distribution of these
                                        groupings in the common stock
                                        population of the U.S. equity market.
                                        S&P may from time to time, in its sole
                                        discretion, add companies to, or delete
                                        companies from, the S&P 500 Index to
                                        achieve the objectives stated above.
                                        Relevant criteria employed by S&P
                                        include the viability of the particular
                                        company, the extent to which that
                                        company represents the industry group
                                        to which it is assigned, the extent to
                                        which the company's common stock is
                                        widely-held and the Market Value and
                                        trading activity of the common stock of
                                        that company.

                                        The S&P 500 Index is calculated using a
                                        base-weighted aggregate methodology:
                                        the level of the Index reflects the
                                        total Market Value of all 500 Component
                                        Stocks relative to the S&P 500 Index's
                                        base period of 1941-43 (the "Base
                                        Period").

                                        An indexed number is used to represent
                                        the results of this calculation in
                                        order to make the value easier to work
                                        with and track over time.

                                        The actual total Market Value of the
                                        Component Stocks during the Base Period
                                        has been set equal to an indexed value
                                        of 10. This is often indicated by the
                                        notation 1941-43=10. In practice, the
                                        daily calculation of the S&P 500 Index
                                        is computed by dividing the total
                                        Market Value of the Component Stocks by
                                        a number called the Index Divisor. By
                                        itself, the Index Divisor is an
                                        arbitrary number. However, in the
                                        context of the calculation of the S&P
                                        500 Index, it is the only link to the
                                        original base period value of the
                                        Index. The Index Divisor keeps the
                                        Index comparable over time and is the
                                        manipulation point for all adjustments
                                        to the S&P 500 Index ("Index
                                        Maintenance").

                                        Index Maintenance includes monitoring
                                        and completing the adjustments for
                                        company additions and deletions, share
                                        changes, stock splits, stock dividends,
                                        and stock price adjustments due to
                                        company restructurings or spinoffs.

                                        To prevent the value of the Index from
                                        changing due to corporate actions, all
                                        corporate actions which affect the
                                        total Market Value of the Index require
                                        an Index Divisor adjustment. By
                                        adjusting the Index Divisor for the
                                        change in total Market Value, the value
                                        of the S&P 500 Index remains constant.
                                        This helps maintain the value of the
                                        Index as an accurate barometer of stock
                                        market performance and ensures that the
                                        movement of the Index does not reflect
                                        the corporate actions of individual
                                        companies in the Index. All Index
                                        Divisor adjustments are made after the
                                        close of trading and after the
                                        calculation of the closing value of the
                                        S&P 500 Index. Some corporate actions,
                                        such as stock splits and stock
                                        dividends, require
                                        simple changes in the common shares
                                        outstanding and the stock prices of the
                                        companies in the Index and do not
                                        require Index Divisor adjustments.

                                        The table below summarizes the types of
                                        S&P 500 Index maintenance adjustments
                                        and indicates whether or not an Index
                                        Divisor adjustment is required.

                                                                                                            Divisor
                                              Type of                                                     Adjustment
                                         Corporate Action                  Adjustment Factor               Required
                                        -------------------------    --------------------------------     -----------
                                        Stock split                  Shares Outstanding multiplied             No
                                            (i.e., 2-for-1)          by 2; Stock Price divided by 2

                                        Share issuance               Shares Outstanding plus newly            Yes
                                            (i.e., change >= 5%)     issued Shares

                                        Share repurchase             Shares Outstanding minus                 Yes
                                            (i.e., change >= 5%)     Repurchased Shares

                                        Special cash                 Share Price minus Special                Yes
                                            dividends                Dividend

                                        Company change               Add new company Market                   Yes
                                                                     Value minus old company
                                                                     Market Value

                                        Rights offering              Price of parent company minus            Yes

                                                                      Price of Rights
                                                                     -----------------
                                                                     (  Right Ratio  )

                                        Spin-Off                     Price of parent company minus            Yes

                                                                        Price of Spinoff Co.
                                                                     ------------------------
                                                                     ( Share Exchange Ratio )

                                        Stock splits and stock dividends do not
                                        affect the Index Divisor of the S&P 500
                                        Index, because following a split or
                                        dividend both the stock price and
                                        number of shares outstanding are
                                        adjusted by S&P so that there is no
                                        change in the Market Value of the
                                        Component Stock. All stock split and
                                        dividend adjustments are made after the
                                        close of trading on the day before the
                                        ex-date.

                                        Each of the corporate events
                                        exemplified in the table requiring an
                                        adjustment to the Index Divisor has the
                                        effect of altering the Market Value of
                                        the Component Stock and consequently of
                                        altering the aggregate Market Value of
                                        the Component Stocks (the "Post-Event
                                        Aggregate Market Value"). In order that
                                        the level of the Index (the "Pre-Event
                                        Index Value") not be affected by the
                                        altered Market Value (whether increase
                                        or decrease) of the affected Component
                                        Stock, a new Index Divisor ("New
                                        Divisor") is derived as follows:

                                        Post-Event Aggregate Market Value
                                        ---------------------------------   =  Pre-Event Index Value
                                                   New Divisor

                                                        Post-Event Aggregate Market Value
                                        New Divisor  =  ---------------------------------
                                                              Pre-Event Index Value

                                        A large part of the S&P 500 Index
                                        maintenance process involves tracking
                                        the changes in the number of shares
                                        outstanding of each of the S&P 500
                                        Index companies. Four times a year, on
                                        a Friday close to the end of each
                                        calendar quarter, the share totals of
                                        companies in the Index are updated as
                                        required by any changes in the number
                                        of shares outstanding. After the totals
                                        are updated, the Index Divisor is
                                        adjusted to compensate for the net
                                        change in the total Market Value of the
                                        Index. In addition, any changes over 5%
                                        in the current common shares
                                        outstanding for the S&P 500 Index
                                        companies are carefully reviewed on a
                                        weekly basis, and when appropriate, an
                                        immediate adjustment is made to the
                                        Index Divisor.

Discontinuance of the S&P 500 Index;
 Alteration of Method of Calculation..  If S&P discontinues publication of the
                                        S&P 500 Index and S&P or another entity
                                        publishes a successor or substitute
                                        index that MS & Co., as the Calculation
                                        Agent, determines, in its sole
                                        discretion, to be comparable to the
                                        discontinued S&P 500 Index (such index
                                        being referred to herein as a
                                        "Successor Index"), then any subsequent
                                        Index Value will be determined by
                                        reference to the value of such
                                        Successor Index at the regular official
                                        weekday close of the principal trading
                                        session of the NYSE, the AMEX, the
                                        Nasdaq National Market or the relevant
                                        exchange or market for the Successor
                                        Index on the date that any Index Value
                                        is to be determined.

                                        Upon any selection by the Calculation
                                        Agent of a Successor Index, the
                                        Calculation Agent will cause written
                                        notice thereof to be furnished to the
                                        Trustee, to Morgan Stanley and to DTC,
                                        as holder of the MPS, within three
                                        Trading Days of such selection. We
                                        expect that such notice will be passed
                                        on to you, as a beneficial owner of the
                                        MPS, in accordance with the standard
                                        rules and procedures of DTC and its
                                        direct and indirect participants.

                                        If S&P discontinues publication of the
                                        S&P 500 Index prior to, and such
                                        discontinuance is continuing on, any
                                        Period Valuation Date and MS & Co., as
                                        the Calculation Agent, determines, in
                                        its sole discretion, that no Successor
                                        Index is available at such time, then
                                        the Calculation Agent will determine
                                        the Index Value for such date. The
                                        Index Value will be computed by the
                                        Calculation Agent in accordance with
                                        the formula for calculating the S&P 500
                                        Index last in effect prior to such
                                        discontinuance, using the closing price
                                        (or, if trading in the relevant
                                        securities has been materially
                                        suspended or materially limited, its
                                        good faith estimate of the closing
                                        price that would have prevailed but for
                                        such suspension or limitation) at the
                                        close of the principal trading session
                                        of the Relevant Exchange on such date
                                        of each security most recently
                                        comprising the S&P 500 Index without
                                        any rebalancing or substitution of such
                                        securities following such
                                        discontinuance. Notwithstanding these
                                        alternative arrangements,
                                        discontinuance of the publication of
                                        the S&P 500 Index may adversely affect
                                        the value of the MPS.

                                        If at any time the method of
                                        calculating the S&P 500 Index or a
                                        Successor Index, or the value thereof,
                                        is changed in a material respect, or if
                                        the S&P 500 Index or a Successor Index
                                        is in any other way modified so that
                                        such index does not, in the opinion of
                                        MS & Co., as the Calculation Agent,
                                        fairly represent the value of the S&P

                                        500 Index or such Successor Index had
                                        such changes or modifications not been
                                        made, then, from and after such time,
                                        the Calculation Agent will, at the
                                        close of business in New York City on
                                        each date on which the Index Value is
                                        to be determined, make such
                                        calculations and adjustments as, in the
                                        good faith judgment of the Calculation
                                        Agent, may be necessary in order to
                                        arrive at a value of a stock index
                                        comparable to the S&P 500 Index or such
                                        Successor Index, as the case may be, as
                                        if such changes or modifications had
                                        not been made, and the Calculation
                                        Agent will calculate the Index Value
                                        and the Index-linked Payment Amount
                                        with reference to the S&P 500 Index or
                                        such Successor Index, as adjusted.
                                        Accordingly, if the method of
                                        calculating the S&P 500 Index or a
                                        Successor Index is modified so that the
                                        value of such index is a fraction of
                                        what it would have been if it had not
                                        been modified (e.g., due to a split in
                                        the index), then the Calculation Agent
                                        will adjust such index in order to
                                        arrive at a value of the S&P 500 Index
                                        or such Successor Index as if it had
                                        not been modified (e.g., as if such
                                        split had not occurred).

Historical Information................  The following table sets forth the high and low Index Values, as well as
                                        end-of-quarter Index Values, of the S&P
                                        500 Index for each quarter in the
                                        period from January 1, 1998 through
                                        September 3, 2003. The Index Value on
                                        September 3, 2003 was 1026.27. We
                                        obtained the information in the table
                                        below from Bloomberg Financial Markets,
                                        and we believe such information to be
                                        accurate.

                                        The historical values of the S&P 500
                                        Index should not be taken as an
                                        indication of future performance or
                                        future volatility, and no assurance can
                                        be given as to the level of the S&P 500
                                        Index on any Period Valuation Date. We
                                        cannot give you any assurance that the
                                        performance of the S&P 500 Index will
                                        result in a Index-linked Payment Amount
                                        in excess of $1,200.

                                                                           High            Low         Period End
                                                                          -------        -------       ----------
                                        1998:
                                          First Quarter..............     1105.65         927.69         1101.75
                                          Second Quarter.............     1138.49        1077.01         1133.84
                                          Third Quarter..............     1186.75         957.28         1017.01
                                          Fourth Quarter.............     1241.81         959.44         1229.23
                                        1999:
                                          First Quarter..............     1316.55        1212.19         1286.37
                                          Second Quarter.............     1372.71        1281.41         1372.71
                                          Third Quarter..............     1418.78        1268.37         1282.71
                                          Fourth Quarter.............     1469.25        1247.41         1469.25
                                        2000:
                                          First Quarter..............     1527.46        1333.36         1498.58
                                          Second Quarter.............     1516.35        1356.56         1454.60
                                          Third Quarter..............     1520.77        1419.89         1436.51
                                          Fourth Quarter.............     1436.28        1264.74         1320.28
                                        2001:
                                          First Quarter..............     1373.73        1117.58         1160.33
                                          Second Quarter ............     1312.83        1103.25         1224.42
                                          Third Quarter..............     1236.72         965.80         1040.94
                                          Fourth Quarter.............     1170.35        1038.55         1148.08
                                        2002:
                                          First Quarter..............     1172.51        1080.17         1147.39
                                          Second Quarter ............     1146.54         973.53          989.82
                                          Third Quarter..............      989.03         797.70          815.28
                                          Fourth Quarter.............      938.87         776.76          879.82

                                                                           High            Low         Period End
                                                                          -------        -------       ----------
                                        2003:
                                          First Quarter..............      931.66         800.73          848.18
                                          Second Quarter.............     1011.66         858.48          974.50
                                          Third Quarter (through
                                             September 3, 2003)......     1026.27         965.46         1026.27

                                        You should also review the historical
                                        monthly performance of the S&P 500
                                        Index for each month in the period from
                                        January 1, 1998 through August 29, 2003
                                        in Annex A to this pricing supplement.

Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the MPS will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        subsidiaries in connection with hedging
                                        our obligations under the MPS. See also
                                        "Use of Proceeds" in the accompanying
                                        prospectus.

                                        On or prior to the day we offer the MPS
                                        for initial sale to the public, we,
                                        through our subsidiaries or others,
                                        intend to hedge our anticipated
                                        exposure in connection with the MPS by
                                        taking positions in the stocks
                                        underlying the S&P 500 Index, in
                                        futures or options contracts or
                                        exchange traded funds on the S&P 500
                                        Index or its component securities
                                        listed on major securities markets, or
                                        positions in any other available
                                        securities or instruments that we may
                                        wish to use in connection with such
                                        hedging. Such purchase activity could
                                        potentially increase the value of the
                                        S&P 500 Index, and therefore
                                        effectively increase the level of the
                                        S&P 500 Index that must prevail on the
                                        Period Valuation Dates in order for you
                                        to receive at maturity a payment that
                                        exceeds the minimum payment amount of
                                        the MPS. In addition, through our
                                        subsidiaries, we are likely to modify
                                        our hedge position throughout the life
                                        of the MPS, including on the Period
                                        Valuation Dates, by purchasing and
                                        selling the stocks underlying the S&P
                                        500 Index, futures or options contracts
                                        or exchange traded funds on the S&P 500
                                        Index or its component stocks listed on
                                        major securities markets or positions
                                        in any other available securities or
                                        instruments that we may wish to use in
                                        connection with such hedging
                                        activities, including by selling any
                                        such securities or instruments on one
                                        or more Period Valuation Dates. We
                                        cannot give any assurance that our
                                        hedging activity will not affect the
                                        value of the S&P 500 Index, and,
                                        therefore, adversely affect the value
                                        of the MPS or the payment that you will
                                        receive at maturity.

Supplemental Information Concerning
Plan of Distribution..................  Under the terms and subject to conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of MPS
                                        set forth on the cover of this pricing
                                        supplement. The Agent proposes
                                        initially to offer the MPS directly to
                                        the public at the public offering price
                                        set forth on the cover page of this
                                        pricing supplement. The Agent may allow
                                        a concession not in
                                        excess of     % of the principal amount
                                        of the MPS to other dealers, which may
                                        include Morgan Stanley & Co.
                                        International Limited and Bank Morgan
                                        Stanley AG. We expect to deliver the
                                        MPS against payment therefor in New
                                        York, New York on             , 2003.
                                        After the initial offering, the Agent
                                        may vary the offering price and other
                                        selling terms from time to time.

                                        The MPS are being offered on a global
                                        basis. See "Series C Notes and Series C
                                        Units Offered on a Global Basis" in the
                                        accompanying prospectus supplement.

                                        In order to facilitate the offering of
                                        the MPS, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        MPS. Specifically, the Agent may sell
                                        more MPS than it is obligated to
                                        purchase in connection with the
                                        offering, creating a naked short
                                        position in the MPS for its own
                                        account. The Agent must close out any
                                        naked short position by purchasing the
                                        MPS in the open market. A naked short
                                        position is more likely to be created
                                        if the Agent is concerned that there
                                        may be downward pressure on the price
                                        of the MPS in the open market after
                                        pricing that could adversely affect
                                        investors who purchase in the offering.
                                        As an additional means of facilitating
                                        the offering, the Agent may bid for,
                                        and purchase, MPS in the open market to
                                        stabilize the price of the MPS. Any of
                                        these activities may raise or maintain
                                        the market price of the MPS above
                                        independent market levels or prevent or
                                        retard a decline in the market price of
                                        the MPS. The Agent is not required to
                                        engage in these activities, and may end
                                        any of these activities at any time.
                                        See "--Use of Proceeds and Hedging"
                                        above.

                                        General

                                        No action has been or will be taken by
                                        us, the Agent or any dealer that would
                                        permit a public offering of the MPS or
                                        possession or distribution of this
                                        pricing supplement or the accompanying
                                        prospectus supplement or prospectus or
                                        any other offering material relating to
                                        the MPS in any jurisdiction, other than
                                        the United States, where action for
                                        that purpose is required. No offers,
                                        sales or deliveries of the MPS, or
                                        distribution of this pricing supplement
                                        or the accompanying prospectus
                                        supplement or prospectus or any other
                                        offering material relating to the MPS,
                                        may be made in or from any jurisdiction
                                        except in circumstances which will
                                        result in compliance with any
                                        applicable laws and regulations and
                                        will not impose any obligations on us,
                                        the Agent or any dealer.

                                        The Agent has represented and agreed,
                                        and each dealer through which we may
                                        offer the MPS has represented and
                                        agreed, that it (i) will comply with
                                        all applicable laws and regulations in
                                        force in each non-U.S. jurisdiction in
                                        which it purchases, offers, sells or
                                        delivers the MPS or possesses or
                                        distributes this pricing supplement and
                                        the accompanying prospectus supplement
                                        and prospectus and (ii) will obtain any
                                        consent, approval or permission
                                        required by it for the purchase, offer
                                        or sale by it of the MPS under the laws
                                        and regulations in force in each
                                        non-U.S. jurisdiction to which it is
                                        subject or in which it makes purchases,
                                        offers or sales of the MPS. We shall
                                        not have responsibility for the Agent's
                                        or any dealer's
                                        compliance with the applicable laws and
                                        regulations or obtaining any required
                                        consent, approval or permission.

                                        Brazil

                                        The MPS may not be offered or sold to
                                        the public in Brazil. Accordingly, the
                                        offering of the MPS has not been
                                        submitted to the Comissao de Valores
                                        Mobiliarios for approval. Documents
                                        relating to this offering, as well as
                                        the information contained herein and
                                        therein, may not be supplied to the
                                        public as a public offering in Brazil
                                        or be used in connection with any offer
                                        for subscription or sale to the public
                                        in Brazil.

                                        Chile

                                        The MPS have not been registered with
                                        the Superintendencia de Valores y
                                        Seguros in Chile and may not be offered
                                        or sold publicly in Chile. No offer,
                                        sales or deliveries of the MPS, or
                                        distribution of this pricing supplement
                                        or the accompanying prospectus
                                        supplement or prospectus, may be made
                                        in or from Chile except in
                                        circumstances which will result in
                                        compliance with any applicable Chilean
                                        laws and regulations.

                                        Hong Kong

                                        The MPS may not be offered or sold in
                                        Hong Kong, by means of any document,
                                        other than to persons whose ordinary
                                        business it is to buy or sell shares or
                                        debentures, whether as principal or
                                        agent, or in circumstances which do not
                                        constitute an offer to the public
                                        within the meaning of the Companies
                                        Ordinance (Cap. 32) of Hong Kong. The
                                        Agent has not issued and will not issue
                                        any advertisement, invitation or
                                        document relating to the MPS, whether
                                        in Hong Kong or elsewhere, which is
                                        directed at, or the contents of which
                                        are likely to be accessed or read by,
                                        the public in Hong Kong (except if
                                        permitted to do so under the securities
                                        laws of Hong Kong) other than with
                                        respect to MPS which are intended to be
                                        disposed of only to persons outside
                                        Hong Kong or only to "professional
                                        investors" within the meaning of the
                                        Securities and Futures Ordinance (Cap.
                                        571) of Hong Kong and any rules made
                                        thereunder.

                                        Mexico

                                        The MPS have not been registered with
                                        the National Registry of Securities
                                        maintained by the Mexican National
                                        Banking and Securities Commission and
                                        may not be offered or sold publicly in
                                        Mexico. This pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus may not be publicly
                                        distributed in Mexico.

                                        Singapore

                                        This pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus have not been registered as
                                        a prospectus with the Monetary
                                        Authority of Singapore. Accordingly,
                                        this pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus used in connection with the
                                        offer or sale, or invitation for
                                        subscription or purchase, of the MPS
                                        may not be circulated or distributed,
                                        nor may the MPS be offered or sold, or
                                        be made the subject of an invitation
                                        for subscription or purchase, whether
                                        directly or indirectly, to persons in
                                        Singapore other than under
                                        circumstances in which such offer, sale
                                        or invitation does not constitute an
                                        offer or sale, or invitation for
                                        subscription or purchase, of the MPS to
                                        the public in Singapore.

License Agreement between Standard &
Poor's Corporation and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement
                                        providing for the license to Morgan
                                        Stanley, and certain of its affiliated
                                        or subsidiary companies, in exchange
                                        for a fee, of the right to use the S&P
                                        500 Index, which is owned and published
                                        by S&P, in connection with securities,
                                        including the MPS.

                                        The license agreement between S&P and
                                        Morgan Stanley provides that the
                                        following language must be set forth in
                                        this pricing supplement:

                                        The MPS are not sponsored, endorsed,
                                        sold or promoted by S&P. S&P makes no
                                        representation or warranty, express or
                                        implied, to the owners of the MPS or
                                        any member of the public regarding the
                                        advisability of investing in securities
                                        generally or in the MPS particularly or
                                        the ability of the S&P 500 Index to
                                        track general stock market performance.
                                        S&P's only relationship to us is the
                                        licensing of certain trademarks and
                                        trade names of S&P and of the S&P 500
                                        Index, which is determined, composed
                                        and calculated by S&P without regard to
                                        us or the MPS. S&P has no obligation to
                                        take our needs or the needs of the
                                        owners of the MPS into consideration in
                                        determining, composing or calculating
                                        the S&P 500 Index. S&P is not
                                        responsible for and has not
                                        participated in the determination of
                                        the timing of, prices at, or quantities
                                        of the MPS to be issued or in the
                                        determination or calculation of the
                                        equation by which the MPS are to be
                                        converted into cash. S&P has no
                                        obligation or liability in connection
                                        with the administration, marketing or
                                        trading of the MPS.

                                        S&P DOES NOT GUARANTEE THE ACCURACY
                                        AND/OR THE COMPLETENESS OF THE S&P 500
                                        INDEX OR ANY DATA INCLUDED THEREIN. S&P
                                        MAKES NO WARRANTY, EXPRESS OR IMPLIED,
                                        AS TO RESULTS TO BE OBTAINED BY MORGAN
                                        STANLEY, OWNERS OF THE MPS, OR ANY
                                        OTHER PERSON OR ENTITY FROM THE USE OF
                                        THE S&P 500 INDEX OR ANY DATA INCLUDED
                                        THEREIN IN CONNECTION WITH THE RIGHTS
                                        LICENSED UNDER THE LICENSE AGREEMENT
                                        DESCRIBED HEREIN OR FOR ANY OTHER USE.
                                        S&P MAKES NO EXPRESS OR IMPLIED
                                        WARRANTIES, AND HEREBY EXPRESSLY
                                        DISCLAIMS ALL WARRANTIES OF
                                        MERCHANTABILITY OR FITNESS FOR A
                                        PARTICULAR PURPOSE OR USE WITH RESPECT
                                        TO THE S&P 500 INDEX OR ANY DATA
                                        INCLUDED THEREIN. WITHOUT LIMITING ANY
                                        OF THE FOREGOING, IN NO EVENT SHALL S&P
                                        HAVE ANY LIABILITY FOR ANY SPECIAL,
                                        PUNITIVE, INDIRECT OR CONSEQUENTIAL
                                        DAMAGES (INCLUDING LOST

                                        PROFITS), EVEN IF NOTIFIED OF THE
                                        POSSIBILITY OF SUCH DAMAGES.

                                        "Standard & Poor's(R)," "S&P(R)," "S&P
                                        500(R)," "Standard & Poor's 500" and
                                        "500" are trademarks of The McGraw-Hill
                                        Companies, Inc. and have been licensed
                                        for use by Morgan Stanley.

ERISA Matters for Pension Plans
and Insurance Companies...............  Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), (a "Plan") should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the MPS.
                                        Accordingly, among other factors, the
                                        fiduciary should consider whether the
                                        investment would satisfy the prudence
                                        and diversification requirements of
                                        ERISA and would be consistent with the
                                        documents and instruments governing the
                                        Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Unless an exemption applies,
                                        prohibited transactions within the
                                        meaning of ERISA or the Code could
                                        arise, for example, if the MPS are
                                        acquired by or with the assets of a
                                        Plan with respect to which MS & Co.,
                                        MSDWI or any of their affiliates is a
                                        service provider.

                                        We have obtained from the Department of
                                        Labor an exemption from the prohibited
                                        transaction rules that will in most
                                        cases cover the purchase and holding of
                                        MPS by a Plan for whom we or one of our
                                        affiliates is a service provider. In
                                        order for this exemption to apply, the
                                        decision to invest in the MPS must be
                                        made by a Plan fiduciary, or a Plan
                                        participant (in the case of Plans that
                                        provide for participant-directed
                                        investments), who is independent from
                                        us and from our affiliates. At the time
                                        of a Plan's acquisition of any MPS, no
                                        more than 15% of the Plan's assets
                                        should be invested in MPS.

                                        The exemption described above was
                                        issued by the Department of Labor
                                        pursuant to its "Expedited Exemption
                                        Procedure" under Prohibited Transaction
                                        Class Exemption 96-62. Copies of both
                                        the proposed and final exemption are
                                        available from us upon request.
                                        Purchasers of the MPS have exclusive
                                        responsibility for ensuring that their
                                        purchase and holding of the MPS do not
                                        violate the prohibited transaction or
                                        other rules of ERISA or the Code.

United States Federal Income
Taxation..............................  The following summary is based on the opinion of Davis Polk & Wardwell, our
                                        special tax counsel, and is a general
                                        discussion of the principal U.S.
                                        federal income tax consequences to
                                        initial investors in the MPS that (i)
                                        purchase the MPS at the Issue Price and
                                        (ii) will hold the MPS as capital
                                        assets within the meaning of Section
                                        1221 of the Code. Unless otherwise
                                        specifically indicated, this summary is
                                        based on the Code, administrative
                                        pronouncements, judicial decisions
                                        and currently effective and proposed
                                        Treasury regulations, changes to any of
                                        which subsequent to the date of this
                                        pricing supplement may affect the tax
                                        consequences described herein. This
                                        discussion does not describe all of the
                                        U.S. federal income tax consequences
                                        that may be relevant to an investor in
                                        light of its particular circumstances
                                        or to investors that are subject to
                                        special rules, such as:

                                        o    certain financial institutions;
                                        o    dealers and certain traders in
                                             securities or foreign currencies;
                                        o    investors holding notes as part of
                                             a hedge;
                                        o    U.S. Holders, as defined below,
                                             whose functional currency is not
                                             the U.S. dollar;
                                        o    partnerships;
                                        o    nonresident alien individuals who
                                             have lost their United States
                                             citizenship or who have ceased to
                                             be taxed as United States resident
                                             aliens;
                                        o    corporations that are treated as
                                             foreign personal holding
                                             companies, controlled foreign
                                             corporations or passive foreign
                                             investment companies;
                                        o    Non-U.S. Holders, as defined
                                             below, that are owned or
                                             controlled by persons subject to
                                             U.S. federal income tax;
                                        o    Non-U.S. Holders for whom income
                                             or gain in respect of an MPS are
                                             effectively connected with a trade
                                             or business in the United States;
                                             and
                                        o    Non-U.S. Holders who are
                                             individuals having a "tax home"
                                             (as defined in Section 911(d)(3)
                                             of the Code) in the United States.

                                        If you are considering purchasing the
                                        MPS, you are urged to consult your own
                                        tax advisor with regard to the
                                        application of the U.S. federal income
                                        tax laws to your particular situation
                                        as well as any tax consequences arising
                                        under the laws of any state, local or
                                        foreign taxing jurisdiction.

                                        U.S. Holders

                                        This section only applies to you if you
                                        are a U.S. Holder and is only a brief
                                        summary of the U.S. federal income tax
                                        consequences of the ownership and
                                        disposition of the MPS. As used herein,
                                        the term "U.S. Holder" means a
                                        beneficial owner of an MPS that is for
                                        U.S. federal income tax purposes:

                                        o    a citizen or resident of the
                                             United States;
                                        o    a corporation, or other entity
                                             taxable as a corporation, created
                                             or organized in or under the laws
                                             of the United States or of any
                                             political subdivision thereof; or
                                        o    an estate or trust the income of
                                             which is subject to U.S. federal
                                             income taxation regardless of its
                                             source.

                                        The MPS will be treated as "contingent
                                        payment debt instruments" for U.S.
                                        federal income tax purposes. U.S.
                                        Holders should refer to the discussion
                                        under "United States Federal
                                        Taxation--Notes--Notes Linked to
                                        Commodity Prices, Single Securities,
                                        Baskets of Securities or Indices" in
                                        the accompanying prospectus supplement
                                        for a full
                                        description of the U.S. federal income
                                        tax consequences of ownership and
                                        disposition of a contingent payment
                                        debt instrument.

                                        In summary, U.S. Holders will,
                                        regardless of their method of
                                        accounting for U.S. federal income tax
                                        purposes, be required to accrue
                                        original issue discount ("OID") as
                                        interest income on the MPS on a
                                        constant yield basis in each year that
                                        they hold the MPS, despite the fact
                                        that no stated interest will actually
                                        be paid on the MPS. As a result, U.S.
                                        Holders will be required to pay taxes
                                        annually on the amount of accrued OID,
                                        even though no cash is paid on the MPS
                                        from which to pay such taxes. In
                                        addition, any gain recognized by U.S.
                                        Holders on the sale or exchange, or at
                                        maturity, of the MPS will generally be
                                        treated as ordinary income.

                                        The rate of accrual of OID on the MPS
                                        is the yield at which we would issue a
                                        fixed rate debt instrument with terms
                                        similar to those of the MPS or the
                                        applicable federal rate, whichever is
                                        greater (the "comparable yield") and is
                                        determined at the time of the issuance
                                        of the MPS. We have determined that the
                                        "comparable yield" is an annual rate of
                                            % compounded annually. Based on our
                                        determination of the comparable yield,
                                        the "projected payment schedule" for an
                                        MPS (assuming each MPS has an issue
                                        price of $1,000 for U.S. federal income
                                        tax purposes) consists of a projected
                                        amount equal to $         due at
                                        maturity.

                                        The following table states the amount
                                        of OID that will be deemed to have
                                        accrued with respect to an MPS during
                                        each accrual period, based upon our
                                        determination of the comparable yield
                                        and the projected payment schedule:

                                                                                                 TOTAL OID
                                                                                 OID             DEEMED TO
                                                                              DEEMED TO         HAVE ACCRUED
                                                                                ACCRUE         FROM ORIGINAL
                                                                                DURING        ISSUE DATE (PER
                                                                               ACCRUAL         MPS) AS OF END
                                                                             PERIOD (PER         OF ACCRUAL
                                                ACCRUAL PERIOD                   MPS)              PERIOD
                                                --------------               -----------      ---------------
                                        Original Issue Date through
                                            December 31, 2003.............
                                        January 1, 2004 through
                                            December 31, 2004.............
                                        January 1, 2005 through
                                            December 31, 2005.............
                                        January 1, 2006 through
                                            December 31, 2006.............
                                        January 1, 2007 through
                                            December 31, 2007.............
                                        January 1, 2008 through
                                            December 31, 2008.............
                                        January 1, 2009 through
                                            December 31, 2009.............
                                        January 1, 2010 through
                                            December 30, 2010.............

                                        The comparable yield and the projected
                                        payment schedule are not provided for
                                        any purpose other than the
                                        determination of U.S. Holders' OID
                                        accruals and adjustments in respect of
                                        the

                                        MPS, and we make no representation
                                        regarding the actual amounts of
                                        payments on a MPS.

                                        Non-U.S. Holders

                                        This section only applies to you if you
                                        are a Non-U.S. Holder. As used herein,
                                        the term "Non-U.S. Holder" means a
                                        beneficial owner of an MPS that is for
                                        U.S. federal income tax purposes:

                                        o    a nonresident alien individual;
                                        o    a foreign corporation; or
                                        o    a foreign trust or estate.

                                        Tax Treatment upon Maturity, Sale,
                                        Exchange or Disposition of an MPS.
                                        Subject to the discussion below
                                        concerning backup withholding, payments
                                        on an MPS by us or a paying agent to a
                                        Non-U.S. Holder and gain realized by a
                                        Non-U.S. Holder on the sale, exchange
                                        or other disposition of an MPS, will
                                        not be subject to U.S. federal income
                                        or withholding tax, provided that:

                                        o    such Non-U.S. Holder does not own,
                                             actually or constructively, 10
                                             percent or more of the total
                                             combined voting power of all
                                             classes of stock of Morgan Stanley
                                             entitled to vote and is not a bank
                                             receiving interest described in
                                             Section 881(c)(3)(A) of the Code;
                                             and
                                        o    the certification required by
                                             Section 871(h) or Section 881(c)
                                             of the Code has been provided with
                                             respect to the Non-U.S. Holder, as
                                             discussed below.

                                        Certification Requirements. Sections
                                        871(h) and 881(c) of the Code require
                                        that, in order to obtain an exemption
                                        from withholding tax in respect of
                                        payments on the MPS that are, for U.S.
                                        federal income tax purposes, treated as
                                        interest, the beneficial owner of an
                                        MPS certifies on Internal Revenue
                                        Service Form W-8BEN, under penalties of
                                        perjury, that it is not a "United
                                        States person" within the meaning of
                                        Section 7701(a)(30) of the Code. If you
                                        are a prospective investor, you are
                                        urged to consult your tax advisor
                                        regarding the reporting requirements,
                                        including reporting requirements for
                                        foreign partnerships and their
                                        partners.

                                        Estate Tax. Subject to benefits
                                        provided by an applicable estate tax
                                        treaty, a MPS held by an individual who
                                        is a Non-U.S. Holder will not be
                                        subject to U.S. federal estate tax upon
                                        the individual's death unless, at such
                                        time, interest payments on the MPS
                                        would have been:

                                        o    subject to U.S. federal
                                             withholding tax without regard to
                                             the W-8BEN certification
                                             requirement described above, not
                                             taking into account an elimination
                                             of such U.S. federal withholding
                                             tax due to the application of an
                                             income tax treaty; or
                                        o    effectively connected to the
                                             conduct by the holder of a trade
                                             or business in the United States.

                                        Information Reporting and Backup
                                        Withholding. Information returns may be
                                        filed with the U.S. Internal Revenue
                                        Service (the "IRS") in connection with
                                        the payments on the MPS at maturity as
                                        well as in
                                        connection with the proceeds from a
                                        sale, exchange or other disposition.
                                        The Non-U.S. Holder may be subject to
                                        U.S. backup withholding on such
                                        payments or proceeds, unless the
                                        Non-U.S. Holder complies with
                                        certification requirements to establish
                                        that it is not a United States person,
                                        as described above. The certification
                                        requirements of Sections 871(h) and
                                        881(c) of the Code, described above,
                                        will satisfy the certification
                                        requirements necessary to avoid backup
                                        withholding as well. The amount of any
                                        backup withholding from a payment to a
                                        Non-U.S. Holder will be allowed as a
                                        credit against the Non-U.S. Holder's
                                        U.S. federal income tax liability and
                                        may entitle the Non-U.S. Holder to a
                                        refund, provided that the required
                                        information is furnished to the IRS.

                                                                        Annex A

                  Historical S&P 500 Index Monthly Performance
                         (January 1998 to August 2003)

The following table sets forth the index value for the S&P 500 Index at the end of each month from January 1998 through August 2003 and the index percent change over each month. The S&P 500 Index value at the beginning of January 1998 was 970.43. You cannot predict the future performance of the S&P 500 Index based on its historical performance, and no assurance can be given as to the level of the S&P 500 Index on any period closing date or at the maturity of the MPS. The results produced by the S&P 500 Index for these periods are not necessarily indicative of the results for any other historical period. Months which resulted in an increase in the level of the S&P 500 Index of 5% or greater are indicated in bold typeface below.

--------------------------------------------------------------------------------------------------------------
   Month Ending         S&P 500 Index     Percentage        Month Ending        S&P 500 Index      Percentage
                            Value           Change                                  Value            Change
January 1998               980.28            1.02%        January 2000             1,394.46          -5.09%
February 1998             1,049.34           7.04%        February 2000            1,366.42          -2.01%
March 1998                1,101.75           4.99%        March 2000               1,498.58           9.67%
April 1998                1,111.75           0.91%        April 2000               1,452.43          -3.08%
May 1998                  1,090.82          -1.88%        May 2000                 1,420.60          -2.19%
June 1998                 1,133.84           3.94%        June 2000                1,454.60           2.39%
July 1998                 1,120.67          -1.16%        July 2000                1,430.83          -1.63%
August 1998                957.28          -14.58%        August 2000              1,517.68           6.07%
September 1998            1,017.01           6.24%        September 2000           1,436.51          -5.35%
October 1998              1,098.67           8.03%        October 2000             1,429.40          -0.49%
November 1998             1,163.63           5.91%        November 2000            1,314.95          -8.01%
December 1998             1,229.23           5.64%        December 2000            1,320.28           0.41%
January 1999              1,279.64           4.10%        January 2001             1,366.01           3.46%
February 1999             1,238.33          -3.23%        February 2001            1,239.94          -9.23%
March 1999                1,286.37           3.88%        March 2001               1,160.33          -6.42%
April 1999                1,335.18           3.79%        April 2001               1,249.46           7.68%
May 1999                  1,301.84          -2.50%        May 2001                 1,255.82           0.51%
June 1999                 1,372.71           5.44%        June 2001                1,224.42          -2.50%
July 1999                 1,328.72          -3.20%        July 2001                1,211.23          -1.08%
August 1999               1,320.41          -0.63%        August 2001              1,133.58          -6.41%
September 1999            1,282.71          -2.86%        September 2001           1,040.94          -8.17%
October 1999              1,362.93           6.25%        October 2001             1,059.78           1.81%
November 1999             1,388.91           1.91%        November 2001            1,139.45           7.52%
December 1999             1,469.25           5.78%        December 2001            1,148.08           0.76%

--------------------------------------------------------------------------------------------------------------


-------------------------------------------------------
  Month Ending          S&P 500 Index       Percentage
                            Value             Change
January 2002               1,130.20           -1.56%
February 2002              1,106.73           -2.08%
March 2002                 1,147.39           3.67%
April 2002                 1,076.92           -6.14%
May 2002                   1,067.14           -0.91%
June 2002                    989.82           -7.25%
July 2002                    911.62           -7.90%
August 2002                  916.07            0.49%
September 2002               815.28          -11.00%
October 2002                 885.76            8.64%
November 2002                936.31            5.71%
December 2002                879.82           -6.03%
January 2003                 855.70           -2.74%
February 2003                841.15           -1.70%
March 2003                   848.18            0.84%
April 2003                   916.92            8.10%
May 2003                     963.59            5.09%
June 2003                    974.50            1.13%
July 2003                    990.31            1.62%
August 2003                1,008.01            1.79%
-------------------------------------------------------
Total Periods: 68
Total Periods where S&P 500 increased: 36
Total Periods with a monthly increase
     greater than 5%: 16
-------------------------------------------------------